UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Preliminary

SCHEDULE 14C

Amendment No. 1

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

SUPERDIRECTORIES, INC.

(Name of Registrant as Specified In Its Charter)

5337 Route 374

Merrill, NY 12955

(Address of principal executive offices)

Registrant’s telephone number, including area code: (518) 425-0320

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and Rule 0-11(a)(4).

1 ) Title of each class of securities to which transaction applies:

2 ) Aggregate number of securities to which transaction applies:

3 ) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Total value of shares to be issued: $ .

Fee per Rule 0-11(a)(4): $ .

4 ) Proposed maximum aggregate value of transaction:

Total value of the transaction; $ .

5 ) Total fee paid:

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to the stockholders of Super Directories, Inc., a Wyoming corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders.

Reverse Split

On May 4, 2012, in an action without meeting of the Board of Directors taken pursuant to W.S. 17-16-1020, the Board of Directors of SuperDirectories, Inc. authorized a reverse split of all of the issued and outstanding shares of the Common Stock of the corporation, at a ratio of 1 new share for 2,500 old shares.

Also on May 4, 2012, pursuant to W.S. 17-16-701(b), the majority shareholder of the corporation consented to the reverse split as authorized by the Board. And in a separate class written consent effected on May 22, 2012, the majority shareholder of the Common Stock Class consented to the reverse split as authorized by the Board, with such consent specifically for the Common Stock Class, as its voting power is significantly diluted by this reverse split (see section on Dilutive Impact on Voting Power of Common Stock below).

In its recitals in approving the reverse split, the Board stated that it wished to avoid any excess inflation or deflation of the price of its shares of Common Stock. In approving the reverse split, the corporation also wished to increase the price per share of its stock (see below for further details on the effect of the reverse split on market price).

The effect of the reverse split was to reduce the number of shares held by each shareholder of Common Stock of the corporation by a factor of 2,500, except that any fractional shares will be rounded up to the next whole number of shares.

Cumulatively, the effect of the reverse was to reduce the total number of shares of Common Stock outstanding from 2,903,247,174 to approximately 1,161,450.

Correspondingly, this reduction in the total number of shares of Common Stock outstanding will increase the number of authorized but unissued shares of Common Stock from 46,976,752,826 to approximately 49,878,838,550, an increase of approximately 2,902,085,724 authorized but unissued shares.

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No further shareholder approval would be required to issue these newly unissued shares.

By virtue of this reverse split, there is a potential dilutive effect, because there are now additional authorized but unissued shares. And indeed, the Company does have plans to issue additional shares in the future, although the exact number of shares has not been determined. However, with additional share issuances, ownership of our Common Stock by existing non-affiliate shareholders could be reduced significantly, representing a significant dilution.

The increase in the number of authorized but unissued shares could also have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the corporation more difficult. For example, additional shares could be issued by the corporation so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the corporation. However, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the corporation, and the reverse split was not commenced with the intent that it be utilized as a type of anti-takeover device.

The record date of the reverse split is tentatively scheduled for Friday, June 1, 2012, with the effective date Monday, June 4, 2012, subject to approval and publication by the Financial Regulatory Authority (FINRA).

Pursuant to market practice, the price per share of the corporation’s Common Stock, as traded under the OTC symbol SDIR, will increase by a factor of 2,500 automatically upon the effective date of the reverse split, so that the net value of each share will not immediately change as a result of the reverse split.

The corporation has never declared, paid, or been in arrears in paying, a dividend on any of its classes or series of stock, and does not anticipate doing so in the foreseeable future, nor has it declared, paid or been in default in paying, any principal or interest on any class or series of stock.

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The following is a table showing each class or series of voting securities entitled to have consented to the reverse split, as well as the number of shares outstanding for each class or series and the number of votes to which each class or series was entitled.

Name of Class or Series	Shares Outstanding	No. of Votes Entitled

Common Stock	2,903,247,174	2,903,247,174

Preferred Stock, Series A	1	12,100,188,696

Preferred Stock, Series B	12,180,000	121,800,000

Preferred Stock, Series C	0	0

Preferred Stock, Series S	0	0

	Total	15,125,235,870

Interest of Certain Persons

The following persons have been a director and/or officer of the corporation, or associate of such officer or director, since October 1, 2010, which is the beginning of the corporation’s last fiscal year before the reverse split:3

Interest in
Name	Office Held	Super Directories

Luke LaLonde	sole officer and director	1 share Preferred Series A, 2,502,000,000 shares Common Stock
(as of May 24, 2012)

There are no nominees for election as a director of SuperDirectories, Inc.

There are no associates of Luke LaLonde with any direct or indirect substantial interest, by securities holdings or otherwise, in SuperDirectories, Inc.

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Security Ownership of Certain Beneficial Owners of SuperDirectories, Inc.

The following table lists all persons known to us to be the beneficial owner of more than five percent of any class of our voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	Luke LaLonde	2,502,000,000[1]	86.18%
Stock	5337 Route 374
	Merrill, NY 12955

Preferred	Luke LaLonde	1[2]	100%
Stock,	5337 Route 374
Series A	Merrill, NY 12955

Preferred	Luke LaLonde	9,999,000[3]	82.09%
Stock,	5337 Route 374
Series B	Merrill, NY 12955

Preferred	Fordee CA Trust	999,920[4]	8.16%
Stock,	249 N. Brand Blvd. #586
Series B	Glendale, CA 91203

Preferred	Market Awareness Corp	999,920[5]	8.16%
Stock,	1685 H Street
Series B	Blaine, WA 98230

_____________________________

1 All shares are owned outright. Holder has no rights to acquire any shares. Holder has sole voting power and sole investment power.

2 All shares are owned outright. Holder has no rights to acquire any shares. Holder has sole voting power and sole investment power.

3 All shares are owned outright. Holder has no rights to acquire any shares. Holder has sole voting power and sole investment power.

4 All shares are owned outright. Holder has no rights to acquire any shares. Holder has sole voting power and sole investment power.

5 All shares are owned outright. Holder has no rights to acquire any shares. Holder has sole voting power and sole investment power.

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Security Ownership of Management

The following table lists all securities ownership by our sole officer and director, Luke LaLonde.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	Luke LaLonde	2,502,000,000[6]	86.18%
Stock

Preferred	Luke LaLonde	1[7]	100%
Stock,
Series A

Preferred	Luke LaLonde	9,999,000[8]	82.09%
Stock,
Series B

Changes in Control

There are no arrangements, the operation of which may at a subsequent date result in a change in control of the registrant, nor, to the best of our knowledge, are there any pledges by any persons with respect to the securities of SuperDirectories, Inc.

Dilutive Impact on Voting Power of Common Stock

This reverse stock split is being conducted only with respect to the common stock, and since there is no provision to ensure proportional voting with respect to the Series A and Series B Preferred stockholders on a post-split basis, this reverse split will therefore have a significant dilutive effect on the voting power of shares of Common Stock.

Background

Pursuant to the Certificate of Designations for SuperDirectories, Inc., which are part of the bylaws of the corporation, each outstanding share of Common Stock of SuperDirectories, Inc. is entitled to one vote on all matters brought before the shares of Common Stock for a vote.

___________________________

6 All shares are owned outright, with none pledged. Holder has no rights to acquire any shares. Holder has sole voting power and sole investment power.

7 All shares are owned outright, with none pledged. Holder has no rights to acquire any shares. Holder has sole voting power and sole investment power.

8 All shares are owned outright, with none pledged. Holder has no rights to acquire any shares. Holder has sole voting power and sole investment power.

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In contrast, each share of Preferred Stock, Series B is entitled to ten votes on all matters brought before the shares of Preferred Stock, Series B for a vote.

And each share of Preferred Stock, Series A is entitled to voting power equal to the following formula:

[Four times the sum of: {all shares of Common Stock outstanding at time of vote + all shares of Preferred Stock, Series B and Series C outstanding at time of vote}]

divided by:

[The number of shares of Preferred Stock, Series A outstanding at the time of vote]

This formula for determining the voting power of shares of Preferred Stock, Series A ensures that persons who hold the outstanding shares of Series A stock are able to control exactly 80% of the voting power of the corporation regardless of how many shares of Series B Preferred Stock, Series C Preferred Stock, or Common Stock are issued. This gives such holders effective control of the corporation, including on such matters as the election of directors and the amendment of the corporation’s Articles.

Currently, the sole holder of Preferred Stock Series A is our majority shareholder and sole officer and director, Luke LaLonde.

Under this set of voting rights designations, holders of the outstanding shares of Common Stock are able to control at most only 20% of the corporation’s voting power, and that is assuming no shares of either Preferred Series B or Preferred Series C are outstanding. But in fact, currently there are 12,180,000 shares of Preferred Series B outstanding, as shown in the tables below.

Effects of the Reverse Split

On May 4, 2012, the Board of Directors approved a reverse split of the outstanding shares of the Common Stock of SuperDirectories, Inc. on a ratio of 1 new share for every 2,500 old shares of the Common Stock held prior to the split, with fractional shares being rounded up.

In terms of voting power, the practical effects of this split are two-fold: First, the split reduces the voting right of each share by a factor of 2,500, which in and of itself brings the voting power of all the common shares from 19.19% of the overall total voting power, to just 0.77% of the overall total voting power.

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Second, because the number of outstanding shares of Series B Preferred Stock is not affected by the reverse split, with each share of Preferred B having ten votes, and because the voting rights of the Preferred Series A requires such shares to always have 80% of the overall vote, the reverse split has the effect of even further diluting the voting rights of the common shares, from 0.77% of the total voting power, to a final figure of just 0.19% of the total voting power, as shown in the tables below.

Due to these requirements by the Certificate of Designations with respect to the voting rights of each series and class of stock, the voting rights lost by the common shareholders as a result of this reverse split are effectively shifted to the holders of the Preferred Stock Series B, as shown in the tables below. However, since our majority shareholder and sole officer and director, Luke LaLonde, owns such a large percentage of both the outstanding Common Stock (86.18%) and the outstanding Preferred Stock Series B (82.09%), this shift in voting rights from common shareholders to Preferred Series B shareholders does not amount to a significant shift in true voting control. There is a slight shift in voting control from non-affiliate common shareholders to non-affiliate holders of Preferred Stock Series B, which we show in tabular format below.

Separate Class Written Consent

Wyoming law has a provision (section 17-16-1004(a) of the Wyoming Business Corporations Act) that requires a separate class vote whenever the rights, preferences or powers of a particular class are negatively impacted in an amendment to the Articles of Incorporation. However, SuperDirectories’ Articles are not being amended in conjunction with this reverse split, and therefore common stockholders are not entitled to a separate class vote under Wyoming law.

Despite this, although not required by Wyoming law, we felt it nevertheless appropriate to have the majority holder of the Common Stock Class, Luke LaLonde, consent to the reverse stock split as authorized by the Board of Directors, as a separate class vote. A copy of this separate class written consent is included as an exhibit to this Information Statement.

Tabular Data: Pre-Split and Post-Split Voting Power

Currently, of the 2,903,247,174 shares of Common Stock outstanding prior to the split, 2,502,000,000 are owned by our majority shareholder and sole officer and director, Luke LaLonde. Mr. LaLonde, in a separate class vote on May 22 (a copy of which is filed as an exhibit to this Information Statement), voted all of his common shares approving the split.

This leaves 401,247,174 shares of Common Stock held by non-affiliates prior to the split, which represents 2.65% of the total voting power of the company before the split, none of which have had nor will have the opportunity to vote on this split. We therefore felt it to be appropriate that there be a table specifically showing the pre- and post-split effects on voting rights for non-affiliate common shareholders, as well as for common shareholders as an overall class.

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PREFERRED STOCK CLASS, SERIES A

Number of Shares	% of Total	Number of Shares	% of Total	Voting
Outstanding	Voting Power	Outstanding	Voting Power	Rights
Prior to Reverse	Prior to Reverse	After Reverse	After Reverse	Dilution

1	80%	1	80%	0%

PREFERRED STOCK CLASS, SERIES B – ALL HOLDERS

Number of Shares	% of Total	Number of Shares	% of Total	Voting
Outstanding	Voting Power	Outstanding	Voting Power	Rights
Prior to Reverse	Prior to Reverse	After Reverse	After Reverse	Dilution

12,180,000	0.81%	12,180,000	19.81%	0%

PREFERRED STOCK CLASS, SERIES B – NON-AFFILIATE HOLDERS

Number of Shares	% of Total	Number of Shares	% of Total	Voting
Outstanding	Voting Power	Outstanding	Voting Power	Rights
Prior to Reverse	Prior to Reverse	After Reverse	After Reverse	Dilution

2,181,000	0.14%	2,181,000	3.55%	0%

COMMON STOCK CLASS – ALL HOLDERS

Number of Shares	% of Total	Number of Shares	% of Total	Voting
Outstanding	Voting Power	Outstanding	Voting Power	Rights
Prior to Reverse	Prior to Reverse	After Reverse	After Reverse	Dilution

2,903,247,174	19.19%	1,161,450	0.19%	99%

COMMON STOCK CLASS – NON-AFFILIATE HOLDERS

Number of Shares	% of Total	Number of Shares	% of Total	Voting
Outstanding	Voting Power	Outstanding	Voting Power	Rights
Prior to Reverse	Prior to Reverse	After Reverse	After Reverse	Dilution

401,247,174	2.65%	160,500	0.02%	99%

Tabular Data: Pre-Split and Post-Split Voting Power for Luke LaLonde

As discussed above, and as demonstrated in the tables above, the true effect of the reverse split in terms of voting power is to shift almost all of the non-affiliate common shareholders’ 2.65% of total voting power to the non-affiliate holders of the Preferred Stock Series B.

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To demonstrate how our majority shareholder and sole officer and director, Luke LaLonde, retains approximately the same voting power before and after the reverse split, we are providing pre- and post-split voting rights tables for Mr. LaLonde for both his ownership of Common Stock and Preferred Stock, Series B, as well as an aggregate table.

COMMON STOCK CLASS – LUKE LALONDE

Number of Shares	% of Total	Number of Shares	% of Total	Voting
Outstanding	Voting Power	Outstanding	Voting Power	Rights
Prior to Reverse	Prior to Reverse	After Reverse	After Reverse	Dilution

2,502,000,000	16.54%	1,000,800	0.16%	99%

PREFERRED STOCK CLASS, SERIES B – LUKE LALONDE

Number of Shares	% of Total	Number of Shares	% of Total	Voting
Outstanding	Voting Power	Outstanding	Voting Power	Rights
Prior to Reverse	Prior to Reverse	After Reverse	After Reverse	Dilution

9,999,000	0.66%	9,999,000	16.26%	0%

LUKE LALONDE – VOTING POWER AGGREGATED ACROSS ALL CLASSES AND SERIES

Number of Shares	% of Total	Number of Shares	% of Total
Outstanding	Voting Power	Outstanding	Voting Power
Prior to Reverse	Prior to Reverse	After Reverse	After Reverse

Common: 2,502,000,000	16.54%	1,000,800	0.16%
Pref A: 1	80%	1	80%
Pref B: 9,999,000	0.66%	9,999,000	16.26%
Pre-Split Voting Rights Total:	97.2%	Post-Split Voting Rights Total:	96.42%

Shareholders’ Appraisal and Dissenters’ Rights

The shareholder appraisal and dissenter’s rights provisions of 17-16-1300 et seq. of the Wyoming Statutes are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Procedure for Exchange of Stock Certificates

Beginning as of the Effective Date, currently scheduled to be June 4, 2012, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

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The corporation’s transfer agent, Transfer Online, Inc., has and will continue to act as exchange agent for purposes of implementing the exchange of stock certificates.

Holders of pre-reverse split shares held in physical certificate form, and not placed on account with a stockbroker, may surrender to the transfer agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares following the Effective Date.

No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) to the corporation’s transfer agent, Transfer Online, Inc., 512 SE Salmon St., Portland, OR 97214-3444, PHONE:503.227.2950,

EMAIL:info@transferonline.com, WEB:www.transferonline.com.

Shares of the corporation’s Common Stock which are held and on account with a stockbroker as of the Record Date, will be exchanged for post-reverse split shares automatically, with no action required from the holder.

Federal Income Tax Considerations

Neither the Company nor its stockholders should have recognized any gain or loss for federal income tax purposes as a result of the reverse stock split. This conclusion is based on the provisions of the Internal Revenue Code of 1986 (the “Code”), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. Accordingly, you should consult with your tax advisor.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

You are urged to consult your tax adviser as to the particular tax consequences to you of the reverse stock split, including the applicability of any state, local, or foreign tax laws, changes in applicable tax laws, and any pending or proposed legislation.

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Exhibits

•	Board Resolution for Reverse Split	Ex 99.1

•	Majority Shareholders Consent for Reverse Split	Ex 99.2

•	Separate Class Written Consent for Reverse Split by Majority Shareholder for Common Stock	Ex 99.3

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 5337 Route 374, Merrill, NY 12955, (518) 425-0320

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Luke LaLonde
Luke LaLonde
President, Chief Executive Officer and sole Director

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